Exhibit 10.9

INTERACTIVE STRENGTH INC.

SENIOR SECURED PROMISSORY NOTE

$[●]	Made as of [●], 2023

Subject to the terms and conditions of this Note, for value received, Interactive Strength Inc., a Delaware corporation (the “Company”), hereby promises to pay to [●], or its registered assigns (“Holder”), the principal sum of $[●] or such lesser amount as shall then equal the outstanding principal amount hereunder.

This Note has been issued pursuant to that certain Note Purchase Agreement, dated as of March 24, 2023, as may be amended from time to time (the “Note Purchase Agreement”), by and among the Company and the Holder, and is subject to, and incorporates, the provisions of the Note Purchase Agreement.

The following is a statement of the rights of Holder and the terms and conditions to which this Note is subject, and to which the Holder hereof, by the acceptance of this Note, agrees:

1. DEFINITION. The following definitions shall apply for all purposes of this Note:

“Affiliate” has the meaning ascribed to it in Rule 144 promulgated under the Securities Act.

“Balance” means, at the applicable time, the sum of the then-remaining Principal Balance, all then accrued but unpaid interest and all other amounts (including fees and expenses) then accrued but unpaid under this Note.

“Business Day” means a weekday on which banks are open for general banking business in San Francisco, California.

“Change of Control” means any of the following: (a) a sale or other transfer of all or substantially all of the Company’s assets or (b) the acquisition of the Company by another entity by means of merger, share purchase (whether from the Company or from the holders of the Company’s capital stock), share exchange or other transaction or series of related transactions; provided that a Change of Control shall not include (i) a merger effected exclusively for the purpose of changing the domicile of the Company, (ii) an equity financing in which the Company is the surviving corporation, or (iii) a transaction in which the stockholders of the Company immediately prior to the transaction own 50% or more of the voting power of the surviving corporation following the transaction.

“Company” shall include, in addition to the Company identified in the opening paragraph of this Note, any corporation or other entity which succeeds to the Company’s obligations under this Note, whether by permitted assignment, by merger or consolidation, operation of law or otherwise.

“Event of Default” has the meaning set forth in Section 5 hereof.

“Financing Document” means the Notes, the Note Purchase Agreement, the Security Agreement, and any document entered into, executed or delivered under or in connection with, or for the purpose of amending, any of such documents.

“Lost Note Documentation” means documentation satisfactory to the Company with regard to a lost or stolen Note, including, if required by the Company, an affidavit of lost note and an indemnification agreement by Holder in favor of the Company with respect to such lost or stolen Note.

“Maturity Date” means the earlier of (a) either (i) May 15, 2023 or (ii) if the Company consummated an initial public offering on or prior to May 15, 2023, five (5) Business Days following the date of such offering, or (b) the time at which the Balance is made due and payable upon an Event of Default; provided, however that if the Event of Default is cured as permitted in this Note, then the Maturity Date shall not thereafter be deemed to have occurred with regard to such Event of Default under this clause (b).

“Note” means this Secured Promissory Note.

“Notes” means any secured promissory notes issued pursuant to the Note Purchase Agreement, including this Note.

“Principal Balance” means, at the applicable time, all then outstanding principal of this Note.

“Securities Act” means the Securities Act of 1933, as amended.

2. MATURITY DATE; PAYMENTS; CHANGE OF CONTROL.

2.1 Payment at Maturity Date. If the Balance of this Note has not been repaid in full as of the Maturity Date, then on the Maturity Date the Balance shall be due and payable in full.

2.2 Change of Control Payment. If the Company consummates a Change of Control prior to the full repayment or conversion of this Note, then, upon the closing of such Change of Control, Holder shall be entitled to be repaid the Balance.

3. PREPAYMENT. The Company may prepay the Balance in whole or in part without penalty or premium without the prior written consent of the Holder.

4. NOTES PARI PASSU; APPLICATION OF PAYMENTS. Each of the Notes shall rank equally without preference or priority of any kind over one another, and all payments and recoveries under any other Financing Document payable on account of principal and interest on the Notes shall be paid and applied ratably and proportionately on the Balances of all outstanding Notes on the basis of their original principal amount. All payments will be applied first to the repayment of accrued fees and expenses under this Note, then to accrued interest until all then outstanding accrued interest has been paid in full, and then to the repayment of principal until all principal has been paid in full.

5. EVENTS OF DEFAULT; REMEDIES IN CONCERT.

5.1 Events of Default. Each of the following events shall constitute an “Event of Default” hereunder:

(a) The Company fails to make any payment when due under this Note on the applicable due date;

(b) A receiver is appointed for any part of the Company’s property, the Company makes a general assignment for the benefit of creditors, or the Company becomes a debtor or alleged debtor in a case under the U.S. Bankruptcy Code or becomes the subject of any other bankruptcy or similar proceeding for the general adjustment of its debts or for its liquidation, or the Company files any petition or action for relief under any bankruptcy, reorganization, insolvency or moratorium law or any other law for the relief of, or relating to, debtors, now or hereafter in effect, or takes any corporate action in furtherance of any of the foregoing;

(c) Any representation, warranty or certification made by the Company herein or in the Note Purchase Agreement or the Security Agreement shall prove to have been false or incorrect in any material respect on the dates as of which made;

(d) The Company breaches any material covenant, obligation or agreement under this Note, the Note Purchase Agreement or the Security Agreement and does not cure such breach, if curable, within 30 days after the occurrence of such breach;

(e) Any default under indebtedness that results in acceleration of the maturity of a material amount of indebtedness of the Company; or

(f) The Company’s Board of Directors or stockholders adopt a resolution for the liquidation, dissolution or winding up of the Company.

5.2 Remedies. Upon the occurrence of any Event of Default all accrued but unpaid expenses, accrued but unpaid interest, all principal and any other amounts outstanding under this Note shall (a) in the case of any Event of Default under Section 5.1(b) above become immediately due and payable in full pursuant to the terms of Section 2 hereof without further notice or demand by Holder and (b) in the case of any Event of Default other than under Section 5.1(b) above, become immediately due and payable upon written notice by or on behalf of Holder to the Company.

6. NO VOTING OR OTHER RIGHTS. This Note does not entitle Holder to any voting rights or other rights as a stockholder of the Company. No provisions of this Note and no enumeration herein of the rights or privileges of Holder, shall cause Holder to be a stockholder of the Company for any purpose.

7. REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE HOLDER. In order to induce the Company and the Holders to enter into the Financing Documents and the Company to issue this Note to the original Holder, the Company and the original Holder each have made representations and warranties to each other as set forth in the Note Purchase Agreement.

8. SECURED NOTE. This Note and the obligations of Company evidenced hereby are secured by certain collateral pursuant to a Security Agreement dated as of the date hereof among Company, Holder and the other holders of the Notes (including all amendments, modifications, replacements and substitutions thereof, the “Security Agreement”).

9. GENERAL PROVISIONS.

9.1 Waivers. The Company and all endorsers of this Note hereby waive notice, presentment, protest and notice of dishonor.

9.2 Attorneys’ Fees. If any party is required to engage the services of an attorney for the purpose of enforcing this Note, or any provision thereof, the prevailing party shall be entitled to recover its reasonable expenses and costs in enforcing this Note, including attorneys’ fees. Notwithstanding the foregoing, in the event of any Event of Default hereunder, the Company shall pay all reasonable attorneys’ fees and court costs incurred by the Holder in enforcing and collecting this Note.

9.3 Transfer. This Note is subject to certain restrictions on transfer as set forth in Section 4.7 of the Note Purchase Agreement. Subject to the foregoing, the rights and obligations of the Company and Holder under this Note and the other Financing Documents shall be binding upon and benefit their respective permitted successors, assigns, heirs, administrators and transferees.

9.4 Governing Law. This Note shall be governed by and construed under the internal laws of the State of California as applied to agreements entered into and to be performed entirely within the State of California, without reference to principles of conflict of laws or choice of laws.

9.5 Headings. The headings and captions used in this Note are used only for convenience and are not to be considered in construing or interpreting this Note. All references in this Note to sections and exhibits shall, unless otherwise provided, refer to sections hereof and exhibits attached hereto, all of which exhibits are incorporated herein by this reference.

9.6 Notices. Unless otherwise provided herein, any notice required or permitted to be given to a party pursuant to this Note will be given in writing and will be effective and deemed to provide such party sufficient notice under this Note on the earliest of the following: (a) at the time of personal delivery, if delivered in person; (b) one (1) Business Day after deposit with an express overnight courier for United States deliveries; or (c) three (3) Business Days after (i) deposit in the United States mail by certified mail (return receipt requested) for United States deliveries or (ii) deposit with an international express air courier for deliveries outside of the United States, with proof of delivery from the courier requested. All notices for delivery outside the United States will be sent by express courier. All notices not delivered personally will be sent with postage and/or other charges prepaid and properly addressed to the party to be notified at the address indicated for such party on the signature page hereto or, in the case of the Company, on the Company’s signature page hereto, or at such other address as any party or the Company may designate by giving ten (10) days’ advance written notice to all other parties in accordance with the provisions of this Section 9.6.

9.7 Amendments and Waivers. This Note may be amended, and any provisions under this Note may be waived, only with the written consent of the Company and the Holder as provided in Section 6.10 of the Note Purchase Agreement. Any amendment or waiver effected in accordance with Section 6.10 of the Note Purchase Agreement shall be binding upon each holder of any Notes at the time outstanding, each future holder of the Notes and the Company.

9.8 Severability. If one or more provisions of this Note are held to be unenforceable under applicable law, then such provision(s) shall be excluded from this Note to the extent they are held to be unenforceable and the remainder of the Note shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.

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IN WITNESS WHEREOF, the Company has caused this Senior Secured Promissory Note to be signed in its name as of the date first written above.

THE COMPANY:

INTERACTIVE STRENGTH INC.

By:

Name:	Trent Ward
Title:	Chief Executive Officer
Address:	1005 Congress Avenue, Suite 925 Austin, TX 78701

[SIGNATURE PAGE TO INTERACTIVE STRENGTH INC. SENIOR SECURED PROMISSORY NOTE]